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                                                                   Exhibit 10.10


                           BAY AREA MULTIMEDIA, INC.

                            STOCK PURCHASE AGREEMENT


        This Agreement is made and entered into this 21st day of September, 2000, by and between Bay Area Multimedia, Inc., a Delaware corporation (the "Corporation"), and Bay Area Multimedia, Inc., a California Corporation ("Purchaser").

        THE PARTIES AGREE AS FOLLOWS:

        1. Sale of Stock. The Corporation hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 1,000 shares of the Corporation's Common Stock (the "Shares"), at the price of $.001 per share (the "Purchase Price"), for an aggregate purchase price of $1.00 payable by check.

        2. Closing. Upon execution of this Agreement, Purchaser shall deliver a check to the Corporation, and the Corporation shall deliver a duly issued stock certificate for the Shares to Purchaser.

        3. Investment Representations; Restrictions on Transfer.

            3.1. Investment Representations. Purchaser represents and warrants to the Corporation that:

               (a) Purchaser is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has received all information from the Corporation which Purchaser has requested and deems relevant to an evaluation of the risks and merits of this investment. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investment in the Shares. Purchaser is purchasing the Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (b) Purchaser understands that an investment in the Corporation is speculative, that any possible benefits from the investment are uncertain, and that Purchaser must bear the economic risks of the investment in the Corporation for an indefinite period of time. Purchaser is able to bear these economic risks and to hold the Shares for an indefinite period of time.

               (c) Purchaser acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is


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available. Purchaser further acknowledges and understands that the Corporation is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation.

               (d) Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired in a non-public offering, subject to the satisfaction of certain conditions. Purchaser understands that the Corporation may not be satisfying, and is not obligated to satisfy, any requirement of Rule 144 at such time as Purchaser might wish to sell any of the Shares, and, if so, Purchaser might be precluded from selling any of the Shares under Rule 144. Notwithstanding this Section 3.1(d), Purchaser acknowledges and agrees to the restrictions set forth in Section 3.2.

               (e) Purchaser is an entity with its principal place of business in the State of California.

            3.2. Hold Back Agreement. Purchaser agrees, in connection with the Corporation's initial underwritten public offering of the Corporation's securities: (a) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Corporation held by Purchaser (other than those shares included in the registration) without the prior written consent of the Corporation or the underwriters managing such initial underwritten public offering of the Corporation's securities for 180 days from the effective date of such registration, and (b) further agrees to execute any agreement reflecting (a) above as may be requested by the underwriters at the time of the public offering.

        4. Legend. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legends required under applicable state securities laws):

                THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

        5. General Provisions.

            5.1. Governing Law/Entire Agreement. This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by Purchaser and may only be modified or amended in a writing signed by both parties.

            5.2. Notices. Any notice, demand or request required or permitted to be given by either the Corporation or Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or two (2) days after deposit in the U.S.


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mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

            5.3. Arbitration. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of San Jose, California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), upon written notification and demand of either party. The following provisions shall be applicable to any such proceedings and shall control to the extent of any inconsistency with the AAA Rules:

               (a) In the demand for arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving business contracts. In any arbitration pursuant to this Section, the award shall be rendered by a single arbitrator appointed jointly by the parties, or if the parties cannot agree to a single arbitrator within 30 days after the commencement of the arbitration proceeding, by an arbitrator appointed in accordance with the AAA Rules. For purposes of this Section, "commencement of the arbitration proceeding" shall be deemed to be the date on which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

               (b) The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration.

               (c) In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorney's fees to the prevailing party.

               (d) Any award may be entered as a judgement in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorney's fees and costs in addition to other relief.

               (e) Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (i) avoid injury or prejudice to that party; (ii) or to protect the rights of any party; or (iii) to maintain the status quo as it existed immediately prior to the dispute.

               (f) Service of any notices in the course of any arbitration shall be sufficient if given as provided in the Notice Section of this Agreement.

            5.4. Attorneys' Fees. If any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such proceeding. This amount shall be determined by the court, arbitrator or other applicable person in such proceeding or in a separate action brought for that purpose.


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            5.5. Post Judgment. In addition to any amount received as attorneys'
fees, the prevailing party or parties also shall be entitled to receive from the party or parties held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgement against such party or parties. This
Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

            5.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make such provision enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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        IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first set forth above.

                                  Corporation:

                                  Bay Area Multimedia, Inc., a Delaware
                                  corporation
                                  333 West Santa Clara Boulevard
                                  San Jose, CA  95113

                                      /s/ RAYMOND C. MUSCI
                                  By: ____________________________________
                                      Raymond C. Musci, President



                                  Purchaser:

                                  Bay Area Multimedia, Inc., a California
                                  corporation
                                  333 West Santa Clara Boulevard
                                  San Jose, CA  95113

                                      /s/ RAYMOND C. MUSCI
                                  By: __________________________________
                                      Raymond C. Musci, President